Scientific Games Reports 2015 Fourth Quarter and Full Year Results

Q4 Operating Results Finish Strong in Transformational Year

LAS VEGAS, Feb. 25, 2016 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or "the Company"), a worldwide leader in content, technology, and solutions that empower gaming, lottery and interactive customers, today reported results for the fourth quarter and full year ended December 31, 2015.

  Fourth quarter revenue rose to $737 million (a 10 percent increase over the third quarter), driven by 8,990 gaming units shipped globally, including 5,366 units to North America customers (a 46 percent increase over the third quarter), and an increase in Interactive revenue to $60 million (an 18 percent increase over the third quarter). 2015 revenue increased to $2.8 billion.
  Fourth quarter Attributable EBITDA ("AEBITDA" and as further defined below) increased to $293 million and fourth quarter AEBITDA margin (as defined below) increased to 40 percent, driven by higher revenue and lower costs due to integration actions implemented earlier in the year. 2015 AEBITDA increased to $1,075 million.
  Fourth quarter net loss was $128 million, including the impact from $137 million of unusual pre-tax charges ($86 million after-tax) composed of a $68 million non-cash goodwill impairment charge, $62 million of non-cash long-term asset and other asset impairment charges, and $7 million of restructuring, integration and legal contingencies and settlements costs, partially offset by the favorable effect of integration cost synergies. Full year 2015 net loss was $1,394 million, including the impact from $1,271 million of unusual pre-tax charges ($1,144 million after-tax), composed of $1,003 million of non-cash goodwill impairment charges, which are discussed below, $205 million of non-cash long-term asset and other asset impairment charges, and $63 million of restructuring, integration and legal contingencies and settlements costs, partially offset by the favorable effect of integration cost synergies. The impairment charges had no effect on consolidated revenues or cash flows of the Company.
  2015 annual results benefited from $231 million of implemented annualized cost synergies.
  Total debt, as of December 31, 2015, declined by $33 million from September 30, 2015, including $20 million of voluntary payments made on the Company's revolving credit facility in the fourth quarter, while cash and cash equivalents increased by $27 million from September 30, 2015. As of December 31, 2015, the Company's cash and availability under the revolving credit facility totaled $583 million.
  Fourth quarter net cash provided by operating activities rose to $159 million compared to a $30 million use of cash in the prior year period. 2015 net cash provided by operating activities rose to $414 million compared to $204 million for 2014.

"2015 was a transformational year for Scientific Games, culminating in a strong finish for our fourth quarter operating results," said Gavin Isaacs, Scientific Games' President and Chief Executive Officer. "We completed the heavy lifting of integration, benefited from $231 million of implemented annualized cost synergies, and built a strong foundation for our future. We are one company, with one mission and three strong businesses, offering the broadest product portfolio in the industry. Our innovation was showcased at G2E, NASPL, and most recently at ICE. We believe that our innovation has helped generate our improved fourth quarter performance, and is already driving our momentum into 2016. Our winning edge consists of our people, our innovative new products led by our new TwinStar and Dualos cabinets, our Lottery contract awards, our systems successes, our electronic table growth, and our booming social gaming business. We will not rest on our laurels; we will continue to innovate and to improve our business processes in order to increase cash flow and reduce leverage."

"Fiscal discipline, strengthening cash flow, and operational excellence are key strategic priorities for Scientific Games," said Michael Quartieri, Scientific Games' Executive Vice President, Chief Financial Officer, and Corporate Secretary designee. "We made meaningful progress during 2015, as evidenced by the improved margins and cash flow achieved in the second half of the year. After incurring costs associated with accelerating implementation of integration actions early in the year, in the second half of 2015, we increased AEBITDA margin to 40 percent and reduced debt by $105 million. Moving forward, we will remain diligent in reviewing our operational practices to identify additional opportunities for continuous improvement and to drive shareholder value."

Summary Fourth Quarter Financial Results & Highlights
($ in millions, except per share amounts)	Three Months Ended
	December 31,
	2015	2014(1)
Revenue	$ 737.0	$ 565.8
Operating loss	(54.4)	(156.4)
Net loss	(127.5)	(47.1)
Net loss per share	(1.48)	(0.55)
Net cash provided by (used in) operating activities	158.7	(29.8)
Capital expenditures	90.0	62.0
Net (payments) proceeds of debt	(32.5)	3,424.6

Non-GAAP Financial Measures(2):
AEBITDA	$ 292.9	$ 173.3
AEBITDA margin	39.7%	30.6%

	As of Dec 31,
Balance Sheet Measures:	2015	2014
Cash and cash equivalents	$ 128.7	$ 171.8
Total debt(3)	8,207.0	8,312.9
Total assets(4)	7,732.2	9,721.1
Available liquidity	583.0	513.4

(1) December 31, 2014 results include the results of Bally Technologies, Inc. ("Bally") only for the 40-day period following the closing of the Bally acquisition on November 21, 2014.
(2) The financial measures "AEBITDA", "AEBITDA margin", "pro forma AEBITDA" (disclosed in a table below), and "EBITDA from equity investments" (disclosed in a table below) are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to GAAP measures in the accompanying supplemental tables at the end of this release.
(3) Total debt reflects retrospective adoption of ASU No. 2015-03 and ASU No. 2015-15 during the fourth quarter of 2015, which included reclassifying $203.1 million of unamortized deferred debt issuance costs as of December 31, 2014 from other assets to long-term debt.
(4) Total assets reflects the retrospective adoption of ASU No. 2015-03 and ASU No. 2015-15 (as noted above), as well as ASU No. 2015-17, which included reclassifying current deferred tax assets and liabilities to non-current.

HIGHLIGHTS OF CERTAIN RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2015

Gaming Segment(1)	Three Months Ended
($ in millions)	December 31,		Increase/(Decrease)
	2015	2014(2)	Amount	%
Gaming revenue	$ 469.0	$ 301.7	$ 167.3	55.5%

Operating income/(loss)	$ 53.6	$ (142.9)	$ 196.5	nm

AEBITDA(3)	$ 221.3	$ 105.5	$ 115.8	109.8%
AEBITDA margin	47.2%	35.0%

Gaming Revenue Metrics
Revenue by Lines of Business(4):
Gaming operations	$ 186.1	$ 134.8	$ 51.3	38.1%
Gaming machine sales	174.1	119.2	54.9	46.1%
Gaming systems	68.6	27.7	40.9	147.7%
Table products	40.2	20.0	20.2	101.0%
Gaming revenue	$ 469.0	$ 301.7	$ 167.3	55.5%

nm – "not meaningful"
(1) Bally results are included in the Company's Gaming segment, except for results from Bally's interactive products and services, including Dragonplay Ltd. ("Dragonplay"), which are included in the Interactive segment.
(2) December 31, 2014 results include the results of Bally only for the 40-day period following the closing of the Bally acquisition on November 21, 2014.
(3) AEBITDA in the 2015 and 2014 fourth quarter periods included $1.6 million and $1.9 million, respectively, of EBITDA from equity investments in International Terminal Leasing ("ITL") and Roberts Communications Network, LLC ("RCN"), as well as Sportech plc until the Company sold its equity position on January 9, 2014.
(4) Gaming operations revenue is included in services revenue, gaming machine sales revenue is included in product sales revenue, and portions of gaming systems and table products revenue are included in both services revenue and product sales revenue.

  Total gaming revenue increased $167.3 million, inclusive of results from Bally for the full three-month period compared to only 40 days in the fourth quarter a year ago. On a pro forma basis, revenue increased $29.9 million, or 7 percent, inclusive of a $15.0 million unfavorable foreign currency impact.
  Gaming operations revenue reflected softening in the WAP business, including a 1,302-unit decline in the ending installed base of WAP, premium, and daily-fee gaming machines, partially offset by an increase in the average daily revenue on a pro forma basis.
  Gaming machine sales consisted of 8,990 new units globally, comprising 5,366 new units to North American customers and 3,624 new units to international customers. The average sales price per new unit was $17,137, reflecting the benefit of premium gaming machines, including Bally Pro Wave units and the impact from a greater-than-typical number of convert-to-sale leased machines, partially offset by the impact of lower-priced Oregon VLTs.
  Gaming systems and table products revenue increased to $68.6 million and to $40.2 million, respectively, reflecting the inclusion of results from Bally for the full three-month period, compared to only 40 days in the fourth quarter a year ago.
  Operating income improved to $53.6 million reflecting the benefits of integration cost synergies compared to an operating loss of $142.9 million in the prior-year period, which loss reflected significant acquisition and integration costs associated with the November 21, 2014 Bally acquisition.
  AEBITDA increased to $221.3 million and AEBITDA margin increased to 47.2 percent, reflecting higher revenue and cost reductions due to cost synergies from integration actions implemented earlier in the year.
  By December 31, 2015, the Company had received regulatory approvals in 16 jurisdictions for the new TwinStar slot machine with the next-generation ArgOS operating system, including in Nevada, and more than 200 such units were shipped in the 2015 fourth quarter.

Lottery Segment	Three Months Ended
($ and € in millions)	December 31,		Increase/(Decrease)
	2015	2014	Amount	%
Lottery revenue	$ 207.7	$ 221.1	$ (13.4)	(6.1)%

Operating (loss)/income	$ (63.4)	$ 42.9	$ (106.3)	nm

AEBITDA(1)	$ 90.6	$ 84.6	$ 6.0	7.1%
AEBITDA margin	43.6%	38.3%

Retail sales of instant games of U.S. lottery instant game customers(2)	$10,605	$ 9,794	$ 811	8.3%
Retail sales of U.S. lottery systems customers(2)(3)	$ 2,127	$ 2,088	$ 39	1.9%
Italy retail sales of instant games (in €s)(2)	€ 2,430	€ 2,466	€ (36)	(1.5)%

nm – "not meaningful"
(1) AEBITDA in the 2015 and 2014 fourth quarter periods included $16.9 million and $12.5 million, respectively, of EBITDA from equity investments in Lotterie Nazionali S.r.l. ("LNS"), Northstar New Jersey Lottery Group, LLC, Beijing Guard Libang Technology Co., Ltd., Beijing CITIC Scientific Games Technology Co. Ltd. ("CSG"), Hellenic Lotteries S.A. ("Hellenic Lotteries") and Northstar Lottery Group, LLC ("Northstar Illinois").
(2) Information provided by third-party lottery operators.
(3) U.S. lottery systems customers' retail sales primarily include sales of draw games, keno and instant games validated by the relevant system.

  Total lottery revenue declined $13.4 million, inclusive of an aggregate $6.0 million unfavorable foreign currency impact.
  Product sales revenue declined $11.7 million, due to lower hardware sales to international customers reflecting a lower level of demand and international lottery bid activity compared to the record level of sales in the prior year.
  Services revenue decreased $3.1 million, largely reflecting lower international service revenue from the cessation of a provincial contract in China as of June 30, 2015.
  Instant games revenue increased $1.4 million, primarily driven by a $1.6 million increase in U.S. instant game ticket sales.
  Operating income decreased $106.3 million, primarily due to a $67.6 million pre-tax, non-cash impairment charge to write off the goodwill related to the U.S. Lottery Systems reporting unit, a $35.5 million charge related to asset impairments and contract cancellation costs included in cost of instant games, and an $11.9 million impairment charge related to property and equipment included in depreciation and amortization. Each of these charges was an add-back to AEBITDA.
  AEBITDA increased to $90.6 million and AEBITDA margin increased to 43.6 percent, largely reflecting a higher contribution from equity investments and a more profitable mix of revenue.
  The Company signed new multi-year lottery agreements with Danske Lotteri, Denmark's national lottery (7 years) and Lotto-Toto Gmbh Sachsen-Anhalt, Germany (5 years), as well as lottery contract extensions with the Arkansas Scholarship Lottery (10 years) and the Ontario Lottery and Gaming Corporation (3 years).

Interactive Segment(1)	Three Months Ended
(in millions, except ARPDAU)	December 31,		Increase/(Decrease)
	2015	2014(2)	Amount	%
Interactive revenue	$ 60.3	$ 43.0	$ 17.3	40.2%

Operating income	$ 9.6	$ 0.1	$ 9.5	nm

AEBITDA	$ 13.5	$ 8.6	$ 4.9	57.0%
AEBITDA margin	22.4%	20.0%

Interactive Key Performance Indicators
Interactive - social casinos:
Average MAU(3)	8.1	7.2	0.9	12.5%
Average DAU(4)	2.3	1.8	0.5	27.8%
ARPDAU(5)	$ 0.22	$ 0.22	–	–

nm – "not meaningful"
(1) Bally results are included in the Company's Gaming segment, except for results from Bally's interactive products and services, including Dragonplay Ltd., which are included in the Interactive segment.
(2) December 31, 2014 results include the results of Bally only for the 40-day period following the closing of the Bally acquisition on November 21, 2014.
(3) MAU = Monthly Active Users and is a count of unique visitors to our site during a month.
(4) DAU = Daily Active Users and is a count of unique visitors to our site during a day.
(5) ARPDAU = Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days for the period.

  Total interactive revenue increased to $60.3 million, reflecting a 28 percent increase in social gaming DAU and a 56 percent increase in real money gaming ("RMG") revenue to $8.4 million.
  Operating income increased $9.5 million, reflecting the benefit from higher revenue, improved operating scale and integration cost synergies.
  AEBITDA grew to $13.5 million and AEBITDA margin increased to 22.4 percent, primarily reflecting revenue growth, improved operating leverage from the scale of the legacy Interactive business, integration cost synergies and $2.4 million of lower employee termination and restructuring costs, partially offset by higher selling, general, and administrative expense, due to increased marketing costs.
  During the quarter, the Company entered into three new agreements with casino operators, including SLS Las Vegas, to deploy the SG Universe interactive gaming suite of products, and launched 10 new customers on the Play4Fun Network Social Casino platform. The Company had deployed the SG Universe interactive gaming suite to 64 casino properties at year-end 2015.
  The Company expanded its RMG business with the launch of RMG products at five additional online casino operators, including the featured online game content for the William Hill Macau-themed online casino.

Certain Significant Charges and Other Items

  In the fourth quarter, the Company recorded certain charges and other items that impacted the comparability of reported results.
  As previously disclosed, as of the filing date of our Quarterly Report on Form 10-Q for the third quarter ended September 30, 2015, the Company had not completed the step two goodwill impairment analysis related to the SG Gaming reporting unit due to its inherent complexity. The Company subsequently identified an adjustment to the preliminary $535.0 million goodwill impairment charge recorded in the third quarter related to the impact of including certain of the Company's deferred taxes in the hypothetical purchase price allocation. The step two analysis should have applied an asset sale model, which would have eliminated the value of the Company's deferred taxes related to the Bally and WMS acquisitions, while not changing the actual recorded amount of deferred taxes. After reflecting the adjustment, the implied fair value of goodwill decreased by $400.0 million, resulting in a total impairment charge of $935.0 million. Accordingly, the Company's upcoming annual report on Form 10-K for the year ended December 31, 2015 will include revised financial data for the third quarter to reflect this adjustment. The net loss for the third quarter ended September 30, 2015 was $1,078.2 million, or $12.52 loss per share, rather than the originally reported $678.2 million net loss, or $7.88 loss per share. The adjustment had no effect on previously reported consolidated revenues or cash flows of the Company. There is no impact to financial covenant compliance due to this impairment charge. This charge was an add-back to AEBITDA.
  In the annual test of goodwill for impairment of the U.S. Lottery Systems reporting unit during the fourth quarter, the Company determined that the current fair value of the goodwill associated with the reporting unit was below its carrying amount. This resulted in a pre-tax, non-cash goodwill impairment charge of $67.6 million. There is no impact to financial covenant compliance due to this impairment charge. This charge was an add-back to AEBITDA.
  Despite consumer support for the MONOPOLY MILLIONAIRES' CLUB multi-state instant lottery game and its companion TV game show, the Company was not able to finalize sufficient lottery commitments, quality stations, and appealing time slots to move forward with Season 3, which would have been expected to air beginning in the fall of 2016. As a result, the Company recorded a $35.5 million charge related to asset impairments and contract cancellation costs included in cost of instant games and an $11.9 million impairment charge of property and equipment recorded in depreciation and amortization. Each of these charges was an add-back to AEBITDA.
  The Company incurred $7.4 million of pre-tax aggregate restructuring, integration, and legal contingencies and settlement costs in the fourth quarter, and $63.0 million pre-tax of such costs in 2015. Long-term asset and other asset impairment charges totaled $61.8 million pre-tax in the fourth quarter and $205.2 million pre-tax in 2015. Goodwill impairments totaled $67.6 million pre-tax in the fourth quarter and $1,002.6 million pre-tax in 2015. Each of these charges was an add-back to AEBITDA.

Liquidity and Capital Resources

  Since December 31, 2014, the Company made net payments of $141.3 million on its debt, including primarily $90 million of voluntary repayments made under its revolving credit facility and $43 million of mandatory amortization of its term loans. The Company remains firmly committed to prioritizing debt repayments from cash flow. At December 31, 2015, the Company was in compliance with the covenants under its debt agreements.
  Total capital expenditures for 2015 were $323.6 million, including integration expenditures. For 2016, based on existing contractual obligations and planned investments, the Company expects capital expenditures to be within a range of $290 million to $310 million, including capital costs to achieve the remaining integration synergies.

Earnings Conference Call
Scientific Games will host a conference call today at 5 p.m. EST. To access the call live via a listen-only webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section. To access the call by telephone, please call 1 (866) 953-6859 (U.S. and Canada) or +1 (617) 399-3483 (international). The conference ID is SGMS. A replay of the webcast and accompanying presentation will be archived in the Investors section on the Scientific Games website.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is a leading developer of technology-based products and services and associated content for worldwide gaming, lottery and interactive markets. The Company's portfolio includes gaming machines, game content and systems; table games products and utilities; instant and draw-based lottery games; server-based lottery and gaming systems; sports betting technology; loyalty and rewards programs; and interactive content and services. For more information, please visit www.scientificgames.com.

COMPANY CONTACTS

Investor Relations:
Bill Pfund +1 702-532-7663
Vice President, Investor Relations
bill.pfund@scientificgames.com

Media Relations:
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

The MONOPOLY name and logos are trademarks of Hasbro. The distinctive design of the gameboard, the four corner squares, the MR. MONOPOLY name and character, as well as each of the distinctive elements of the board and playing pieces, are trademarks of Hasbro, Inc. for its property trading game and game equipment. ©1935, 2015 Hasbro, Pawtucket, RI 02862. All Rights Reserved

Other trademarks are owned by their respective owners in the United States or elsewhere. Press release © 2015 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements
In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions, including declines in or slow growth of gross gaming revenues or lottery retail sales, reductions in or constraints on capital spending by gaming or lottery operators and bankruptcies of, or credit risk relating to, customers; limited growth from new gaming jurisdictions, declines in the replacement cycle of existing gaming machines and slow addition of casinos in existing jurisdictions; ownership changes and consolidation in the gaming industry, including by casino operators; opposition to legalized gaming or the expansion thereof; inability to adapt to, and offer products that keep pace with, evolving technology; inability to develop successful gaming concepts and content; laws and government regulations, including those relating to gaming licenses and environmental laws; inability to identify and capitalize on trends and changes in the gaming, lottery and interactive industries; dependence upon key providers in our social gaming business; inability to retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in our debt agreements, including those that could result in acceleration of the maturity of our indebtedness; protection of our intellectual property, inability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our software and systems and reliance on or failures in our information technology systems; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships, including (i) the inability of our joint venture to realize the anticipated benefits under its private management agreement with the Illinois lottery or from the disentanglement services performed in connection with the termination thereof, (ii) the inability of our joint venture to meet the net income targets or other requirements under its agreement to provide marketing and sales services to the New Jersey Lottery or otherwise to realize the anticipated benefits under such agreement and (iii) failure to realize the anticipated benefits related to the award to our consortium of an instant lottery game concession in Greece; failure to achieve the intended benefits of the Bally acquisition or the WMS acquisition, other recent acquisitions, or future acquisitions, including due to the inability to successfully integrate such acquisitions or realize synergies in the anticipated amounts or within the contemplated time frames or cost expectations, or at all; disruption of our current plans and operations in connection with our recent acquisitions (including in connection with the integration of Bally and WMS), including departure of key personnel or inability to recruit additional qualified personnel or maintain relationships with customers, suppliers or other third parties; costs, charges and expenses relating to the Bally acquisition and the WMS acquisition; incurrence of employee termination or restructuring costs, and impairment or asset write-down charges; changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets; implementation of complex revenue recognition standards; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign currency exchange rates and restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our instant lottery game concession or VLT lease arrangements resulting from the recent economic and political conditions in Greece; dependence on our key employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property and our strategic relationships; influence of certain stockholders; and stock price volatility.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 17, 2015 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: AEBITDA, pro forma AEBITDA, AEBITDA margin, pro forma AEBITDA margin and EBITDA from equity investments (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

The Company's management uses these non-GAAP financial measures to, among other things: (i) monitor and evaluate the performance of the Company's business operations, as well as the performance of its equity investments; (ii) facilitate management's internal comparisons of the Company's historical operating performance; (iii) facilitate management's external comparisons of the Company's results to the historical operating performance of other companies that may have different capital structures and debt levels; and (iv) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. Accordingly, the Company's management believes that these non-GAAP financial measures are useful as they provide investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes

In particular, the Company's management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of unusual, infrequent or other items that management believes have less bearing on the Company's underlying operating performance. Moreover, management believes AEBITDA and EBITDA from equity investments are useful to investors because a significant amount of the Company's business is conducted through its equity investments, and those measures eliminate financial items from the equity investees' earnings that management believes have less bearing on the equity investees' performance. Management believes that AEBITDA provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. In addition, AEBITDA is used in determining performance-based bonuses (subject to certain additional adjustments in the discretion of the Company's compensation committee).

Pro forma AEBITDA is presented herein as a supplemental disclosure for illustrative purposes only. In light of the recently completed Bally acquisition, Scientific Games' management believes it is useful to investors to present this non-GAAP financial measure on a pro forma basis to illustrate the combined company's AEBITDA for the three months ended December 31, 2014 and twelve months ended December 31, 2014, as if the Bally acquisition and the related financing (and the other transactions referenced in the lead-in to the table attached to this release) had occurred on January 1, 2014. This measure should not be taken to represent how the companies would have performed had their operations been combined during the period presented, or how the companies will perform on a combined basis in any subsequent period.

AEBITDA

AEBITDA, as used herein, is a non-GAAP financial measure that is presented herein as supplemental disclosure that is reconciled to net income (loss) as set forth in the schedules titled "Reconciliation of Net Loss to Attributable EBITDA" below.

AEBITDA, as used herein, is derived from the definition of "consolidated EBITDA" in our credit agreement and includes our consolidated EBITDA plus (without duplication) our pro rata share of the EBITDA from equity investments (as defined below), subject to adjustments only to the extent contemplated by the definition of consolidated EBITDA in our credit agreement ("credit agreement adjustments").

The Company anticipates that it will not include certain credit agreement adjustments in AEBITDA for purposes of the Company's earnings releases (and has not included those adjustments in the calculation of AEBITDA in this earnings release). For example, we do not expect to give effect in AEBITDA to certain "pro forma" adjustments contemplated by the credit agreement (including adjustments for acquisitions or dispositions), expected cost savings and other synergies, franchise taxes, Sarbanes-Oxley compliance costs or certain charges related to Northstar Illinois. AEBITDA for purposes of the Company's earnings releases will not include any add-backs beyond those contemplated by the credit agreement adjustments.

Consolidated EBITDA as defined in our credit agreement means, for any period, "consolidated net income" as defined in the credit agreement for such period plus, without duplication and, if applicable, except with respect to clauses (9), (10), (16) and (19) below, to the extent deducted in calculating such consolidated net income for such period, the sum of: (1) provisions for income (or similar) taxes, including franchise, excise and similar taxes and foreign withholding taxes; (2) interest expense (net of interest income, other than interest income earned on customer accounts), net losses on interest rate hedging obligations, amortization or write-off of debt discount and debt issuance costs and commissions, premiums, discounts and other fees and charges associated with debt; (3) depreciation and amortization expense and impairment charges; (4) extraordinary, unusual or non-recurring charges, expenses or losses, including severance costs and legal and settlements; (5) any other non-cash charges, expenses or losses (except to the extent such charges, expenses or losses represent an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense paid in a prior period); (6) non-cash stock-based compensation expenses; (7) transaction costs, fees, losses and expenses (whether or not any transaction is consummated); (8) management, monitoring, consulting and advisory fees, and due diligence expense and other transaction fees and expenses and related expenses paid; (9) proceeds from any business interruption insurance (to the extent not reflected as revenue or income); (10) certain pro forma cost savings and other synergies; (11) earn-out and similar obligations incurred in connection with any acquisition or other investment; (12) charges and expenses to the extent indemnified or insured by a third party to the extent that coverage has not been denied (other than any such denial that is being contested in good faith) and so long as such amounts are actually reimbursed within one year; (13) net realized losses relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830; (14) costs of surety bonds in connection with financing activities, (15) costs associated with compliance with the requirements of the Sarbanes-Oxley Act of 2002; (16) certain identified pro forma adjustments; (17) charges or expenses attributable to cost savings initiatives, business optimization, management changes, restructurings and integrations; (18) (a) any net loss resulting from hedge agreements and the application of FASB ASC 815 or currency translation losses related to currency re-measurements of debt and (b) the amount of loss resulting from a sale of receivables, payment intangibles and related assets in connection with a receivables financing; (19) cash receipts not included in consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of consolidated EBITDA for any previous period and not added back; (20) up-front fees and certain other costs in connection with certain lottery or gaming licenses or concessions; and (21) charges not to exceed $8 million in respect of liabilities of Northstar Illinois, as disclosed in our quarterly report for the fiscal quarter ended June 30, 2014; minus, to the extent reflected in the statement of such consolidated net income for such period, the sum, without duplication, of: (1) any extraordinary, unusual or non-recurring income or gains; (2) non-cash income or gains (other than the accrual of revenue in the ordinary course), subject to specified exceptions; (3) gains realized and income accrued in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items; (4) the amount of cash received in such period in respect of any non-cash income or gain in a prior period (to the extent such non-cash income or gain previously increased consolidated net income in a prior period); (5) net realized gains relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830; and (6) (a) any net gain resulting from hedge agreements and the application of FASB ASC Topic 815, (b) any net gain resulting in such period from currency translation gains related to currency re-measurements of debt and (c) the amount of gain resulting in such period from a sale of receivables, payment intangibles and related assets in connection with a receivables financing. Consolidated EBITDA is subject to certain pro forma adjustments in connection with material acquisitions and dispositions as provided in the credit agreement. Consolidated EBITDA also includes our pro rata share of the EBITDA from equity investments (without duplication of amounts otherwise constituting consolidated net income, as noted above). The foregoing definition of consolidated EBITDA is summary in nature and is qualified in its entirety by reference to the full text of such definition in the Company's credit agreement, a copy of which is attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2014.

AEBITDA margin and Pro Forma AEBITDA margin

AEBITDA margin, as used herein, represents our AEBITDA (as defined above) for the three months ended December 31, 2015 and 2014 and for the twelve months ended December 31, 2015 and 2014, each calculated as a percentage of revenue. Pro forma AEBITDA margin for the three months ended March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014 and for the twelve months ended December 31, 2014, each calculated as a percentage of pro forma revenue for the periods. AEBITDA margin and pro forma AEBITDA margin are non-GAAP financial measures that are presented herein as supplemental disclosures for illustrative purposes only and are reconciled to net loss and pro forma net loss, respectively, in a schedule below.

Pro forma AEBITDA

Pro forma AEBITDA, as used herein, represents our AEBITDA (as defined above) for the three months ended March, 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014 and for the twelve months ended December 31, 2014, giving effect to the Bally acquisition and the related financing (and the other transactions referenced in the lead-in to the table attached to this release) as if they had occurred on January 1, 2014. Pro forma AEBITDA is a non-GAAP financial measure that is presented herein as supplemental disclosure for illustrative purposes only and is reconciled to pro forma net loss in a schedule below.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other) of our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented herein as supplemental disclosure and is reconciled to earnings from equity investments in a schedule below.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue:
Services	$ 343.0	$ 249.6	$ 1,351.8	$ 788.5
Product sales	252.0	175.6	863.0	464.9
Instant games	142.0	140.6	544.0	533.0
Total revenue	737.0	565.8	2,758.8	1,786.4

Operating expenses:
Cost of services (1)	98.1	83.0	372.7	283.7
Cost of product sales(1)	112.3	113.1	405.5	274.3
Cost of instant games(1)	113.0	78.9	325.9	291.4
Selling, general and administrative	144.1	225.9	567.7	507.7
Research and development	43.1	40.0	183.9	117.0
Employee termination and restructuring	2.9	17.5	21.9	30.7
Depreciation and amortization	210.3	163.8	903.2	454.3
Goodwill impairments	67.6	-	1,002.6	-
Operating loss	(54.4)	(156.4)	(1,024.6)	(172.7)
Other (expense) income:
Interest expense	(167.4)	(164.3)	(664.9)	(307.2)
Earnings (loss) from equity investments	7.5	0.2	16.9	(7.6)
Loss on early extinguishment of debt	-	-	-	(25.9)
Gain on sale of equity interest	-	-	-	14.5
Other (expense) income, net	(4.2)	(5.2)	(21.6)	4.0
Total other expense, net	(164.1)	(169.3)	(669.6)	(322.2)
Net loss before income taxes	(218.5)	(325.7)	(1,694.2)	(494.9)
Income tax benefit	91.0	278.6	299.9	260.6
Net loss	$ (127.5)	$ (47.1)	$ (1,394.3)	$ (234.3)

Basic and diluted net loss per share:
Basic	$ (1.48)	$ (0.55)	$ (16.23)	$ (2.77)
Diluted	$ (1.48)	$ (0.55)	$ (16.23)	$ (2.77)

Weighted average number of shares used in per share calculations:
Basic shares	86.3	84.9	85.9	84.6
Diluted shares	86.3	84.9	85.9	84.6

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	December 31,	December 31,
	2015	2014
Assets:
Cash and cash equivalents	$ 128.7	$ 171.8
Restricted cash	20.2	27.2
Accounts receivable, net	487.1	468.4
Notes receivable, net	167.7	188.7
Inventories	248.5	265.6
Prepaid expenses, deposits and other current assets	123.3	183.5
Total current assets	1,175.5	1,305.2

Long-term restricted cash	17.9	16.8
Long-term notes receivable, net	51.3	87.5
Property and equipment, net	794.0	1,012.8
Goodwill	3,013.7	4,108.3
Intangible assets, net	1,920.0	2,251.6
Software, net	485.9	592.7
Equity investments	228.5	288.2
Other assets	45.4	58.0
Total assets	$ 7,732.2	$ 9,721.1

Liabilities and Stockholders' (Deficit) Equity:
Current portion of long-term debt	$ 50.3	$ 50.6
Accounts payable	159.8	155.8
Accrued liabilities	443.8	449.4
Total current liabilities	653.9	655.8

Deferred income taxes	228.2	562.3
Other long-term liabilities	188.9	236.8
Long-term debt, excluding current portion	8,156.7	8,262.3
Total stockholders' (deficit) equity	(1,495.5)	3.9
Total liabilities and stockholders' (deficit) equity	$ 7,732.2	$ 9,721.1

	-

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$ (127.5)	$ (47.1)	$ (1,394.3)	$ (234.3)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	210.3	163.8	903.2	454.3
Goodwill impairments	67.6	-	1,002.6	-
Change in deferred income taxes	(107.3)	(269.5)	(330.6)	(264.3)
Stock-based compensation	5.9	6.0	25.4	24.1
Non-cash interest expense	11.2	6.6	40.2	19.4
(Earnings) loss from equity investments, net	(7.5)	(0.2)	(16.9)	7.6
Distributed earnings from equity investments	4.0	6.1	24.9	28.5
Loss on early extinguishment of debt	-	-	-	25.9
Gain on sale of equity interest	-	-	-	(14.5)
Changes in current assets and liabilities, net of effects of acquisitions and other	102.0	104.5	159.7	156.8
Net cash provided by (used in) operating activities	158.7	(29.8)	414.2	203.5

Cash flows from investing activities:
Capital expenditures	(90.0)	(62.0)	(323.6)	(238.3)
Proceeds from asset sales	6.7	-	6.7	0.5
Change in other assets and liabilities, and other	1.1	0.6	11.2	0.4
Additions to equity method investments	(2.7)	(4.9)	(2.7)	(48.2)
Distributions of capital on equity investments	1.7	3.4	38.7	48.8
Proceeds from sale of equity interest	-	-	-	44.9
Restricted cash	(3.4)	0.7	5.9	(0.4)
Business acquisitions, net of cash acquired	-	(3,140.6)	-	(3,140.6)
Net cash used in investing activities	(86.6)	(3,202.8)	(263.8)	(3,332.9)

Cash flows from financing activities:
Net (payments) proceeds of long-term debt	(32.5)	3,424.6	(141.3)	3,395.2
Payments of deferred financing fees	-	(140.3)	-	(163.1)
Common stock repurchases	-	-	-	(29.5)
Contingent earnout payments	-	(3.0)	(0.5)	(13.2)
Payment on license obligations	(8.5)	(6.6)	(40.5)	(13.6)
Excess tax effect from stock-based compensation plans	-	0.3	-	0.3
Net (redemptions) issuance of common stock under stock-based compensation plans	(1.3)	0.1	(0.9)	(18.7)
Net cash (used in) provided by financing activities	(42.3)	3,275.1	(183.2)	3,157.4
Effect of exchange rate changes on cash and cash equivalents	(3.2)	(3.2)	(10.3)	(9.9)
Increase (decrease) in cash and cash equivalents	26.6	39.3	(43.1)	18.1
Cash and cash equivalents, beginning of period	102.1	132.5	171.8	153.7
Cash and cash equivalents, end of period	$ 128.7	$ 171.8	$ 128.7	$ 171.8

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended December 31, 2015

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 233.7	$ 49.0	$ 60.3	$ -	$ 343.0
Product sales	235.3	16.7	-	-	252.0
Instant games	-	142.0	-	-	142.0
Total revenue	$ 469.0	$ 207.7	$ 60.3	$ -	$ 737.0

Operating expenses:
Cost of services (1)	$ 50.2	$ 26.7	$ 21.2	$ -	$ 98.1
Cost of product sales (1)	101.4	10.9	-	-	112.3
Cost of instant games (1)	-	113.0	-	-	113.0
Selling, general and administrative	67.6	16.8	19.2	34.6	138.2
Research and development	34.6	2.1	6.4	-	43.1
Stock-based compensation	1.8	1.0	0.2	2.9	5.9
Employee termination and restructuring	1.1	-	-	1.8	2.9
Depreciation and amortization	158.7	33.0	3.7	14.9	210.3
Goodwill impairment	-	67.6	-	-	67.6
Operating income (loss)	$ 53.6	$ (63.4)	$ 9.6	$ (54.2)	$ (54.4)

Other (expense) income:
Interest expense					$ (167.4)
Earnings from equity investments	$ 0.8	$ 6.7	$ -		7.5
Other expense, net				$ (4.2)	(4.2)
Total other expense, net					$ (164.1)

Net loss before income taxes					$ (218.5)
Income tax benefit					91.0
Net loss					$ (127.5)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (127.5)
Employee termination and restructuring (2)	$ 1.1	$ -	$ -	$ 1.8	2.9
M&A and other charges (incl. purchase accounting) (2)	2.0	-	-	-	2.0
Legal contingencies and settlements (2)	2.5	-	-	-	2.5
Other asset impairments	-	35.5	-	-	35.5
Goodwill impairment	-	67.6	-	-	67.6
Depreciation and amortization:
Other long term asset impairments and write-downs (2)	14.4	11.9	-	-	26.3
Other	144.3	21.1	3.7	14.9	184.0
Other expense, net	-	-	-	6.3	6.3
Interest expense	-	-	-	-	167.4
Income tax benefit	-	-	-	-	(91.0)
Stock-based compensation	1.8	1.0	0.2	2.9	5.9
EBITDA from equity investments (3)	1.6	16.9	-	-	18.5
Earnings from equity investments	(0.8)	(6.7)	-	-	(7.5)
Attributable EBITDA	$ 221.3	$ 90.6	$ 13.5	$ (32.5)	$ 292.9

Reconciliation to Attributable EBITDA as a % of Revenue

Attributable EBITDA	$ 221.3	$ 90.6	$ 13.5		$ 292.9
Revenue	$ 469.0	$ 207.7	$ 60.3		$ 737.0
Attributable EBITDA as a % of Revenue	47.2%	43.6%	22.4%		39.7%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $13.0 million.
(3) The Company received $5.6 million in cash distributions and return of capital payments from its equity investees.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended December 31, 2014

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 154.5	$ 52.1	$ 43.0	$ -	$ 249.6
Product sales	147.2	28.4	-	-	175.6
Instant games	-	140.6	-	-	140.6
Total revenue	$ 301.7	$ 221.1	$ 43.0	$ -	$ 565.8

Operating expenses:
Cost of services (1)	$ 37.6	$ 30.4	$ 15.0	$ -	$ 83.0
Cost of product sales (1)	91.6	21.5	-	-	113.1
Cost of instant games (1)	-	78.9	-	-	78.9
Selling, general and administrative	140.5	16.3	16.3	46.8	219.9
Research and development	33.8	1.9	4.3	-	40.0
Stock-based compensation	2.0	1.0	0.9	2.1	6.0
Employee termination and restructuring	11.3	1.9	2.4	1.9	17.5
Depreciation and amortization	127.8	26.3	4.0	5.7	163.8
Operating (loss) income	$ (142.9)	$ 42.9	$ 0.1	$ (56.5)	$ (156.4)

Other (expense) income:
Interest expense					$ (164.3)
Earnings from equity investments	$ -	$ 0.2	$ -		0.2
Other expense, net				$ (5.2)	(5.2)
Total other expense, net					$ (169.3)

Net loss before income taxes					$ (325.7)
Income tax benefit					278.6
Net loss					$ (47.1)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (47.1)
Employee termination and restructuring (2)	$ 11.3	$ 1.9	$ 2.4	$ 1.9	17.5
M&A and other charges (incl. purchase accounting) (2)	16.2	-	1.2	19.7	37.1
Bally accelerated equity grants at closing (2)	41.0	-	-	-	41.0
Legal contingencies and settlements (2)	24.4	-	-	-	24.4
Inventory write-downs for discontinued product lines (2)	17.8	-	-	-	17.8
Impairment of intangible assets with indefinite useful lives (2)	6.0	-	-	-	6.0
Depreciation and amortization:
Other long term asset impairments and write-downs (2)	27.8	3.7	-	-	31.5
Other	100.0	22.6	4.0	5.7	132.3
Other expense, net	-	-	-	6.9	6.9
Interest expense:
Bally financing fees(2)	-	-	-	-	64.7
Other	-	-	-	-	99.6
Income tax benefit	-	-	-	-	(278.6)
Stock-based compensation	2.0	1.0	0.9	2.1	6.0
EBITDA from equity investments (3)	1.9	12.5	-	-	14.4
Earnings from equity investments	-	(0.2)	-	-	(0.2)
Attributable EBITDA	$ 105.5	$ 84.6	$ 8.6	$ (25.4)	$ 173.3

Reconciliation to Attributable EBITDA as a % of Revenue

Attributable EBITDA	$ 105.5	$ 84.6	$ 8.6		$ 173.3
Revenue	$ 301.7	$ 221.1	$ 43.0		$ 565.8
Attributable EBITDA as a % of Revenue	35.0%	38.3%	20.0%		30.6%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $85.1 million.
(3) The Company received $9.5 million in cash distributions and return of capital payments from its equity investees.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Twelve Months Ended December 31, 2015

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 956.3	$ 185.5	$ 210.0	$ -	$ 1,351.8
Product sales	817.3	45.7	-	-	863.0
Instant games	-	544.0	-	-	544.0
Total revenue	$ 1,773.6	$ 775.2	$ 210.0	$ -	$ 2,758.8

Operating expenses:
Cost of services (1)	$ 190.1	$ 109.8	$ 72.8	$ -	$ 372.7
Cost of product sales (1)	370.2	35.3	-	-	405.5
Cost of instant games (1)	-	325.9	-	-	325.9
Selling, general and administrative	277.0	62.3	65.5	137.5	542.3
Research and development	154.9	6.3	22.7	-	183.9
Stock-based compensation	8.1	4.7	0.8	11.8	25.4
Employee termination and restructuring	11.2	0.2	1.5	9.0	21.9
Depreciation and amortization	728.6	95.9	19.6	59.1	903.2
Goodwill impairments	935.0	67.6	-	-	1,002.6
Operating (loss) income	$ (901.5)	$ 67.2	$ 27.1	$ (217.4)	$ (1,024.6)

Other (expense) income:
Interest expense					$ (664.9)
Earnings from equity investments	$ 3.5	$ 13.4	$ -		16.9
Other expense, net				$ (21.6)	(21.6)
Total other expense, net					$ (669.6)

Net loss before income taxes					$ (1,694.2)
Income tax benefit					299.9
Net loss					$ (1,394.3)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (1,394.3)
Employee termination and restructuring (2)	$ 11.2	$ 0.2	$ 1.5	$ 9.0	21.9
M&A and other charges (incl. purchase accounting) (2)	26.8	0.2	-	5.5	32.5
Legal contingencies and settlements (2)	2.5	-	-	-	2.5
Inventory write-downs for discontinued product lines (2)	5.9	-	-	-	5.9
Other asset impairments	-	35.5	-	-	35.5
Goodwill impairments	935.0	67.6	-	-	1,002.6
Depreciation and amortization:
Other long term asset impairments and write-downs (2)	155.9	13.8	-	-	169.7
Other	572.7	82.1	19.6	59.1	733.5
Other expense, net	-	-	-	27.9	27.9
Interest expense	-	-	-	-	664.9
Income tax benefit	-	-	-	-	(299.9)
Stock-based compensation	8.1	4.7	0.8	11.8	25.4
EBITDA from equity investments (3)	7.1	56.9	-	-	64.0
Earnings from equity investments	(3.5)	(13.4)	-	-	(16.9)
Attributable EBITDA	$ 823.7	$ 328.2	$ 49.0	$ (125.7)	$ 1,075.2

Reconciliation to Attributable EBITDA as a % of Revenue

Attributable EBITDA	$ 823.7	$ 328.2	$ 49.0		$ 1,075.2
Revenue	$ 1,773.6	$ 775.2	$ 210.0		$ 2,758.8
Attributable EBITDA as a % of Revenue	46.4%	42.3%	23.3%		39.0%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $89.5 million.
(3) The Company received $63.5 million in cash distributions and return of capital payments from its equity investees.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BUSINESS SEGMENT DATA
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Twelve Months Ended December 31, 2014

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 442.6	$ 201.4	$ 144.5	$ -	$ 788.5
Product sales	363.8	101.1	-	-	464.9
Instant games	-	533.0	-	-	533.0
Total revenue	$ 806.4	$ 835.5	$ 144.5	$ -	$ 1,786.4

Operating expenses:
Cost of services (1)	$ 111.0	$ 120.8	$ 51.9	$ -	$ 283.7
Cost of product sales (1)	195.5	78.8	-	-	274.3
Cost of instant games (1)	-	291.4	-	-	291.4
Selling, general and administrative	229.3	67.4	55.1	131.8	483.6
Research and development	98.7	4.6	13.7	-	117.0
Stock-based compensation	6.0	5.9	2.2	10.0	24.1
Employee termination and restructuring	15.5	3.5	7.1	4.6	30.7
Depreciation and amortization	318.7	97.1	13.3	25.2	454.3
Operating (loss) income	$ (168.3)	$ 166.0	$ 1.2	$ (171.6)	$ (172.7)

Other (expense) income:
Interest expense					$ (307.2)
Earnings (loss) from equity investments	$ 3.3	$ (10.9)	$ -		(7.6)
Loss on early extinguishment of debt				$ (25.9)	(25.9)
Gain on sale of equity interest				14.5	14.5
Other income, net				4.0	4.0
Total other expense, net					$ (322.2)

Net loss before income taxes					$ (494.9)
Income tax benefit					260.6
Net loss					$ (234.3)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (234.3)
Employee termination and restructuring (2)	$ 15.5	$ 3.5	$ 7.1	$ 4.6	30.7
M&A and other charges (incl. purchase accounting) (2)	19.8	-	1.2	28.7	49.7
Bally accelerated equity grants at closing (2)	41.0	-	-	-	41.0
Legal contingencies and settlements (2)	24.8	-	-	-	24.8
Inventory write-downs for discontinued product lines (2)	17.8	-	-	-	17.8
Impairment of intangible assets with indefinite useful lives (2)	6.0	-	-	-	6.0
Depreciation and amortization:
Other long term asset impairments and write-downs (2)	27.8	3.7	-	-	31.5
Other	290.9	93.4	13.3	25.2	422.8
Loss on early extinguishment of debt	-	-	-	25.9	25.9
Gain on sale of equity interest	-	-	-	(14.5)	(14.5)
Other expense, net	-	-	-	5.9	5.9
Interest expense:
Bally financing fees (2)	-	-	-	-	64.7
Other	-	-	-	-	242.5
Income tax benefit	-	-	-	-	(260.6)
Stock-based compensation	6.0	5.9	2.2	10.0	24.1
EBITDA from equity investments (3)	10.4	60.4	-	-	70.8
(Earnings) loss from equity investments	(3.3)	10.9	-	-	7.6
Attributable EBITDA	$ 291.7	$ 332.9	$ 25.0	$ (93.2)	$ 556.4

Reconciliation to Attributable EBITDA as a % of Revenue

Attributable EBITDA	$ 291.7	$ 332.9	$ 25.0		$ 556.4
Revenue	$ 806.4	$ 835.5	$ 144.5		$ 1,786.4
Attributable EBITDA as a % of Revenue	36.2%	39.8%	17.3%		31.1%

(1) Exclusive of depreciation and amortization.
(2) Total income tax benefit on these items is $85.1 million.
(3) The Company received $77.4 million in cash distributions and return of capital payments from its equity investees.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENT TO EBITDA FROM EQUITY INVESTMENTS
(Unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
EBITDA from equity investments (1):
Earnings (loss) from equity investments	$ 7.5	$ 0.2	$ 16.9	$ (7.6)
Add: Income tax expense	3.1	2.0	8.4	11.1
Add: Depreciation and amortization	8.9	10.2	36.2	43.8
Add: Impairment of equity investment	-	-	-	19.7
Add: Interest expense, net of other	(1.0)	2.0	2.5	3.8
EBITDA from equity investments	$ 18.5	$ 14.4	$ 64.0	$ 70.8

(1) EBITDA from equity investments includes results from the Company's participation in LNS, RCN, ITL, CSG, Beijing Guard Libang Technology Co., Ltd.,
Northstar Illinois, Northstar New Jersey Lottery Group, LLC, Hellenic Lotteries (beginning May 6, 2014), and Sportech, Plc until the Company sold its equity interest on January 9, 2014.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - ACTUAL AND PRO FORMA SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS
(in millions, except unit, per unit data and ARPDAU) (Unaudited)

The table below presents certain key performance indicators and supplemental revenue metrics on an actual and pro forma basis for the periods presented.  The information presented below in the columns labeled "Actual" include the results of Bally only from the date of the its acquisition by the Company on November 21, 2014.  The information presented below in the column labeled "Pro Forma" provide historical data on an unaudited  pro forma basis for the period presented, giving effect to the Company's acquisitions of Bally and Bally's acquisition of SHFL entertainment, Inc. and Dragonplay as if they had occurred on January 1, 2014.  The pro forma information has been derived from the historical unaudited consolidated financial statements and/or financial information of the Company, Bally and Dragonplay.  This pro forma information is presented for illustrative purposes only and is not necessarily indicative of what the results actually would have been had such acquisitions been completed on January 1, 2014.  In addition, the pro forma information does not purport to project the future results of the Company.  The information set forth in the table below should be read in conjunction with the historical financial statements of the Company that are included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.  The results of the Interactive segment were previously included in the Gaming segment.  Bally's previous disclosure categories have been conformed to Scientific Games categories.

	Actual			Pro Forma
	Three Months Ended			Three Months Ended

	December 31,	December 31,	September 30,	December 31,
Gaming Revenue - Key Performance Indicators	2015	2014	2015	2014

WAP, premium and daily-fee participation units (1):
Installed base at period end	22,252	23,554	22,367	23,554
Average installed base	22,310	14,784	22,553	23,627
Average daily revenue per unit	$ 52.46	$ 58.28	$ 56.40	$ 52.06

Other participation and leased units (2):
Installed base at period end	47,949	45,867	45,405	45,867
Average installed base	46,665	35,087	45,291	45,796
Average daily revenue per unit	$ 15.57	$ 14.78	$ 15.78	$ 16.04

Gaming machine sales:
U.S. and Canadian new unit shipments	5,366	4,051	3,670	4,798
International new unit shipments	3,624	2,049	2,585	2,782
New unit shipments	8,990	6,100	6,255	7,580
Average sales price per new unit	$ 17,137	$ 16,308	$ 16,287	$ 16,576

Table products:
Shufflers sold	394	358	485	482
Average sales price per unit	$ 16,420	$ 16,407	$ 16,522	$ 17,048

Table products installed base at period end:
Shufflers leased	10,250	9,494	9,909	9,494
Proprietary table games leased	3,479	3,148	3,373	3,148
Table game progressive units, table side bets and add-ons	6,652	5,983	6,402	5,983

Gaming Revenue - Supplemental Revenue Metrics
Revenue by Lines of Business:
Gaming operations	$ 186.1	$ 134.8	$ 193.9	$ 191.7
Gaming machine sales	174.1	119.2	131.2	151.9
Gaming systems	68.6	27.7	59.7	56.1
Table products	40.2	20.0	44.3	39.4
Gaming revenue	$ 469.0	$ 301.7	$ 429.1	$ 439.1

Gaming operations:
WAP, premium and daily-fee participation units (1)	$ 107.7	$ 79.3	$ 117.0	$ 113.2
Other leased and participation units (2)	66.8	47.7	65.8	67.5
Other services revenue	11.6	7.8	11.1	11.0
Gaming operations revenue	$ 186.1	$ 134.8	$ 193.9	$ 191.7

Gaming machine sales:
New gaming machines sales	$ 154.1	$ 99.4	$ 101.9	$ 125.7
Other product sales	20.0	19.8	29.3	26.2
Gaming machine sales revenue	$ 174.1	$ 119.2	$ 131.2	$ 151.9

Gaming systems:
Hardware	$ 25.1	$ 10.7	$ 19.4	$ 15.9
Software and services (3)	17.4	7.2	15.1	16.1
Maintenance	26.1	9.8	25.2	24.1
Gaming systems revenue	$ 68.6	$ 27.7	$ 59.7	$ 56.1

Lottery Revenue - Key Performance Indicators
Instant games by revenue type:
Participation contracts	$ 74.2	$ 70.0	$ 69.1	$ 70.0
Price-per-unit contracts	52.5	55.2	50.2	55.2
Licensing and player loyalty	15.3	15.4	18.3	15.4
Instant games revenue	$ 142.0	$ 140.6	$ 137.6	$ 140.6

Retail sales of instant games of U.S. lottery instant games customers (4)	$ 10,605	$ 9,794	$ 10,090	$ 9,794
Retail sales of U.S. lottery systems contract customers (4)(5)	$ 2,127	$ 2,088	$ 2,010	$ 2,088
Italy retail sales of instant games (4)	€ 2,430	€ 2,466	€ 2,114	€ 2,466

Lottery Revenue - Supplemental Revenue Metrics
Instant games revenue by geography:
United States	$ 91.0	$ 89.4	$ 90.3	$ 89.4
International	51.0	51.2	47.3	51.2
Instant games revenue	$ 142.0	$ 140.6	$ 137.6	$ 140.6

Services revenue by geography:
United States	$ 30.4	$ 30.1	$ 26.6	$ 30.1
International	18.6	22.0	18.4	22.0
Services revenue	$ 49.0	$ 52.1	$ 45.0	$ 52.1

Product sales revenue by geography:
United States	$ 1.3	$ 2.0	$ 0.2	$ 2.0
International	15.4	26.4	8.5	26.4
Product sales revenue	$ 16.7	$ 28.4	$ 8.7	$ 28.4

Interactive Revenue - Key Performance Indicators
Social gaming:
Average MAU (6)	8.1	7.2	6.3	8.6
Average DAU (7)	2.3	1.8	2.2	2.2
ARPDAU (8)	$ 0.22	$ 0.22	$ 0.20	$ 0.20

Interactive Revenue - Supplemental Revenue Metrics
Revenue by Lines of Business:
Social gaming, including SG Universe	$ 51.9	$ 37.6	$ 42.7	$ 41.7
Real money gaming	8.4	5.4	8.5	5.4
Interactive revenue	$ 60.3	$ 43.0	$ 51.2	$ 47.1

(1)  WAP (wide-area progressive), premium and daily-fee participation units comprise participation gaming machines (WAP, LAP (local-area progressives) and standalone units) generally without fixed-term lease periods. Certain Scientific Games units previously included as standalone premium units are now included in "Other leased and participation units" and totaled 923 for the three months ended December 31, 2014.

(2)  Other leased and participation units comprise server-based gaming machines, video lottery terminals, centrally determined gaming machines, electronic table seats, Class II and other leased units. Certain Scientific Games units previously included as standalone premium units are now included in "Other leased and participation products" and totaled 923 for the three months ended December 31, 2014.

(3) Results of Dragonplay Ltd., acquired by Bally on July 1, 2014, and results from other Bally interactive products and services are now included in the Interactive segment.
(4) Information provided by third-party lottery operators.
(5) U.S. lottery systems customers' retail sales primarily include sales of draw games, keno and instant games validated by the relevant system.
(6) MAU = Monthly Active Users and is a count of unique visitors to our site during a month.
(7) DAU = Daily Active Users and is a count of unique visitors to our site during a day.
(8) ARPDAU = Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days for the period.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RESULTS AND RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA FOR ACTUAL AND PRO FORMA PERIODS
(Unaudited, in millions)

The table below presents actual results as well as unaudited pro forma combined results of operations of the Company for the three and twelve months ended December 31, 2015 and 2014, giving effect to (1) the Bally acquisition and the related financing transactions, (2) Bally's acquisition of Dragonplay on July 1, 2014 and the related purchase accounting adjustments, and (3) the issuance by Scientific Games International, Inc. of $350 million in aggregate principal amount of its 6.625% senior subordinated notes due 2021 on June 4, 2014 and the subsequent purchase and redemption of its 9.250% senior subordinated notes due 2019 (collectively, the "Transactions") as if the Transactions had occurred on January 1, 2014.   The pro forma results have been derived by the application of pro forma adjustments to the historical unaudited consolidated financial statements and/or financial information of the Company, Bally and Dragonplay. This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of what the operating results actually would have been had the Transactions been completed on January 1, 2014.  In addition, the pro forma information does not purport to project the future operating results of the Company.  The pro forma financial information does not reflect (1) any anticipated synergies or costs to achieve anticipated synergies (not reflected in the historical financial information) or (2) the impact of non-recurring items directly related to the Transactions.  The pro forma information should be read in conjunction with the historical financial statements of the Company that are included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, as well as the historical financial statements of Bally that are incorporated by reference into the Company's Current Report on Form 8-K/A filed with the SEC on February 3, 2015.

	Actual	Pro Forma	Actual	Pro Forma
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Revenue:
Services	$ 343.0	$ 334.6	$ 1,351.8	$ 1,258.1
Product sales	252.0	232.2	863.0	1,154.8
Instant games	142.0	140.6	544.0	533.0
Total revenue	$ 737.0	$ 707.4	$ 2,758.8	$ 2,945.9

Operating expenses:
Cost of services (1)	$ 98.1	$ 98.5	$ 372.7	$ 370.8
Cost of product sales (1)	112.3	131.8	405.5	529.9
Cost of instant games (1)	113.0	78.9	325.9	291.4
Selling, general and administrative	138.2	193.0	542.3	691.2
Research and development	43.1	58.5	183.9	243.6
Stock-based compensation	5.9	7.9	25.4	36.8
Employee termination and restructuring	2.9	17.5	21.9	30.7
Depreciation and amortization	210.3	220.0	903.2	770.0
Goodwill impairments	67.6	-	1,002.6	-
Operating loss	$ (54.4)	$ (98.7)	$ (1,024.6)	$ (18.5)

Other (expense) income:
Interest expense	$ (167.4)	$ (231.6)	$ (664.9)	$ (662.0)
Earnings (loss) from equity investments	7.5	0.2	16.9	(7.6)
Loss on early extinguishment of debt	-	-	-	(7.3)
Gain on sale of equity interest	-	-	-	14.5
Other income (expense), net	(4.2)	(4.7)	(21.6)	5.0
Total other expense, net	$ (164.1)	$ (236.1)	$ (669.6)	$ (657.4)

Net loss before income taxes	$ (218.5)	$ (334.8)	$ (1,694.2)	$ (675.9)
Income tax benefit	91.0	205.3	299.9	246.3
Net loss	$ (127.5)	$ (129.5)	$ (1,394.3)	$ (429.6)

Reconciliation of Net Loss to Attributable EBITDA

Net loss	$ (127.5)	$ (129.5)	$ (1,394.3)	$ (429.6)
Employee termination and restructuring	2.9	17.5	21.9	30.7
M&A and other charges (incl. purchase accounting)	2.0	-	32.5	28.6
Legal contingencies and settlements	2.5	24.4	2.5	24.8
Inventory write-downs for discontinued product lines	-	17.8	5.9	17.8
Other asset impairments	35.5	-	35.5	-
Goodwill impairments	67.6	-	1,002.6	-
Impairment of intangible assets with indefinite useful lives	-	6.0	-	6.0
Depreciation and amortization:
Other long term asset impairments and write-downs	26.3	31.5	169.7	31.5
Other	184.0	188.4	733.5	738.5
Loss on early extinguishment of debt	-	-	-	7.3
Other expense, net	6.3	8.2	27.9	16.8
Interest expense:
Bally debt fees	-	64.7	-	64.7
Other	167.4	166.7	664.9	597.3
Gain on sale of equity interest	-	-	-	(14.5)
Income tax benefit	(91.0)	(205.3)	(299.9)	(246.3)
Stock-based compensation	5.9	7.9	25.4	36.8
EBITDA from equity investments	18.5	14.4	64.0	70.8
(Earnings) loss from equity investments	(7.5)	(0.2)	(16.9)	7.6
Attributable EBITDA	$ 292.9	$ 212.5	$ 1,075.2	$ 988.8

Reconciliation to Attributable EBITDA as a % of Revenue

Attributable EBITDA	$ 292.9	$ 212.5	$ 1,075.2	$ 988.8
Revenue	$ 737.0	$ 707.4	$ 2,758.8	$ 2,945.9
Attributable EBITDA as a % of Revenue	39.7%	30.0%	39.0%	33.6%

(1) Exclusive of depreciation and amortization.